UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 623-0790
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2006, Cornell Companies, Inc., a Delaware corporation (“Cornell”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Veritas Capital Fund III, L.P., a Delaware limited partnership (“Veritas”), Cornell Holding Corp., a Delaware corporation (“Parent”), and CCI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which the Merger Sub will be merged with and into Cornell (the “Merger”), with Cornell surviving after the Merger as a wholly owned subsidiary of Parent.

If the Merger is consummated, Cornell will become a wholly-owned subsidiary of Parent and each Cornell stockholder will receive $18.25 in cash for each share of Cornell common stock they hold.

Cornell’s Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and will recommend that Cornell’s stockholders approve the Merger Agreement, the Merger and any other transactions contemplated thereby. The Merger Agreement, the Merger and any other transactions contemplated thereby are subject to regulatory and stockholder approvals and other customary closing conditions. The transaction is not subject to a financing contingency.

In connection with the Merger, the Parent and certain stockholders of Cornell have entered into a Voting Agreement dated on or about October 6, 2006, whereby such stockholders have agreed, among other things, to vote their respective shares of Cornell stock in favor of the Merger Agreement, the Merger and the transactions contemplated thereby.

The description of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the parties to the Merger Agreement. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement and (1) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements provide to be inaccurate, (2) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement, (3) may apply standards of materiality in a way that is different from what may be viewed as material to investors, and (4) were made only as of the date of the Merger Agreement or such other date(s) as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Item 7.01  Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A press release, in the form furnished as Exhibit 99.1 hereto, was issued concerning the Merger Agreement.

On October 9, 2006, Cornell held an investor and analyst telephone conference call to discuss the proposed Merger. The written transcript of the call is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The foregoing description is qualified by reference to such exhibit. Cornell is not undertaking to update this transcript.

Item 9.01               Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 6, 2006, by and among Cornell Companies, Inc., The Veritas Capital Fund III, L.P., Cornell Holding Corp., and CCI Acquisition Corp.

99.1	Press release, dated October 9, 2006.

99.2	Written transcript from investor and analyst telephone conference call held October 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: October 10, 2006

	By:	/s/ Patrick N. Perrin
Patrick N. Perrin
Senior Vice President, Chief Administrative Officer, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 6, 2006, by and among Cornell Companies, Inc., The Veritas Capital Fund III, L.P., Cornell Holding Corp., and CCI Acquisition Corp.

99.1	Press release, dated October 9, 2006.

99.2	Written transcript from investor and analyst telephone conference call held October 9, 2006.